As filed with the Securities and Exchange Commission on August 8, 2023

Registration No. 333-182891

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENTRÉE RESOURCES LTD.

(Exact name of Registrant as specified in its charter)

British Columbia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 1650 – 1066 West Hastings Street Vancouver, British Columbia, Canada	V6E 3X1
(Address of Principal Executive Offices)	(Zip Code)

ENTRÉE GOLD INC. STOCK OPTION PLAN

(Full Title of the Plan)

National Registered Agents, Inc.

1015 15th Street, NW

Washington, DC 20005

(202) 572-3133

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James Guttman

Dorsey & Whitney LLP

161 Bay Street, Suite 4310

Toronto, ON M5J 2S1

Telephone: (416) 367-7376

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE REGARDING DEREGISTRATION

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-182891) filed July 27, 2012 (the “Registration Statement”) by Entrée Resources Ltd. (formerly Entrée Gold Inc.) (the “Registrant”) with the Securities and Exchange Commission pertaining to the offering by the Registrant of up to 12,887,724 common shares of the Registrant issuable upon exercise of stock options under the Entrée Gold Inc. Stock Option Plan.

In connection with the foregoing, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statement. In accordance with an undertaking contained in the Registration Statement to remove from registration by means of this post-effective amendment any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of its securities registered but unsold under the Registration Statement as at the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 8th day of August, 2023.

ENTRÉE RESOURCES LTD.

By:	/s/ Stephen Scott
Name:	Stephen Scott
Title:	Chief Executive Officer

No other person is required to sign this post-effective amendment to the registration statements in reliance on Rule 478 of the Securities Act of 1933, as amended.